SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant      X
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X      Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Drummond Financial Corporation
                (Names of Registrant as Specified in Its Charter)



    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|_|  $500 per  each  party to the  controversy  pursuant  to  Exchange  Act Rule
      14a-6(i)(3).

|_| Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:
       5)     Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:
       2)     Form, Schedule or Registration Statement No.:
       3)     Filing Party:
       4)     Date Filed:

                         DRUMMOND FINANCIAL CORPORATION
                         400 Burrard Street, Suite 1250
                   Vancouver, British Columbia, Canada V6C 3A6

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held December 20, 1996

To Our Shareholders:

The Annual Meeting of Shareholders of Drummond Financial Corporation, a Delaware corporation (the "Company"), will be held at Commerce Place, 400 Burrard Street, Suite 1250, Vancouver, British Columbia, Canada, on Friday, December 20, 1996 at 10:00 a.m. local time for the purposes of:

     1. Electing one Class I director of the Company to hold office until his respective successor is elected and qualified.

     2. All other matters that properly come before the meeting and any adjournment thereof.

Shareholders of record at the close of business on November 15, 1996 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company, 400 Burrard Street, Suite 1250, Vancouver, British Columbia, Canada V6C 3A6.

                       By Order of the Board of Directors

                                   Roy Zanatta
                                    Secretary

Vancouver, British Columbia
October 28, 1996

If you do not expect to be present at the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed return envelope.

                         DRUMMOND FINANCIAL CORPORATION
                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 20, 1996


                     SOLICITATION AND REVOCATION OF PROXIES

The enclosed Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Drummond Financial Corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Friday, December 20, 1996, or any adjournments thereof (the "Annual Meeting"). The accompanying Notice of Annual Meeting, this Proxy Statement and the accompanying proxy are being first sent to Shareholders on or about November 18, 1996. Any shareholder giving a proxy has the power to revoke it by giving notice to the Company in writing, or in open meeting before any vote is taken. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received by the Company prior to the time of the Annual Meeting. The expense of making the solicitation will consist of preparing and mailing the proxies and proxy statements and the charges and expenses of brokerage houses and other custodians, nominees, or fiduciaries for forwarding documents to security owners.

Please  sign,  date and return  your proxy to  Drummond  Financial  Corporation,
Attention: Michael J. Smith, 400 Burrard Street, Suite 1250, Vancouver, B.C., Canada V6C 3A6, using the pre-addressed envelope.


                                  VOTING RIGHTS

The shareholders of record of the Company's outstanding $0.01 par value common shares (the "Common Stock"), and Series 1, Preferred Stock (the "Preferred Stock") at the close of business on November 15, 1996 (the "Record Date"), are entitled to vote on matters to come before the meeting. On that date, there were issued and outstanding 2,718,600 shares of Common Stock held by approximately ___ shareholders of record. Each share of Common Stock is entitled to one vote on each matter submitted to vote.

As of the Record Date, there were 3,000,000 shares of Preferred Stock outstanding, all of which was owned by Arbatax International Inc. ("Arbatax"). The Preferred Stock has variable voting rights which entitle the holders thereof to votes per share of Preferred Stock, so that the total voting power of the holders of the Preferred Stock plus any Common Stock they own will equal an aggregate of 47.9% of the outstanding shares entitled to vote at the Annual Meeting. Arbatax, the sole owner of the Preferred Stock, also controls 940,900 shares of Common Stock through its ownership of Ballinger Corporation. Accordingly, based on the number of outstanding shares of Common Stock on the Record Date, holders of the Preferred Stock will be entitled to an aggregate of 693,491 votes, or .2312 votes per share of Preferred Stock.

A quorum of the shareholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the number of votes entitled to be cast. A plurality of the votes present in person or represented by proxy is required for the election of directors. Stockholders do not have cumulative voting rights in the election of directors. The officers and directors of the Company and the Company's largest shareholder, Ballinger Corporation ("Ballinger"), who own in the aggregate approximately 35.3% of the outstanding Common Stock, and Arbatax intend to vote their shares of Common Stock and Preferred Stock (which together constitute 48.6% of the votes eligible to be cast at the Annual Meeting) in favor of the nominee for director.

A majority of the stockholders present or represented at the Annual Meeting, whether or not a quorum is present, may vote to adjourn the Annual Meeting without notice other than as announced at the Annual Meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

If the enclosed proxy is properly executed and received by the Company, the shares represented thereby will be voted in accordance with the instructions specified therein. If no specific instructions are given, the shares represented by the proxy will be voted for the election of the nominee for director as described in this Proxy Statement.

                              ELECTION OF DIRECTOR

The Board of Directors is divided into three classes. Initially, Class I directors were elected to serve for one year, Class II directors for two years and Class III directors for three years. Successors to the class of directors whose term expires at any annual meeting shall be elected for three year terms. The one nominee for director at the Annual Meeting is a member of Class I, and is to be elected to the Board of Directors for a three-year term to serve until the annual meeting of stockholders in 1999, or until his successor is elected and qualified. The nominee, Leonard Petersen, is currently a director of the Company.

Mr. Peterson has indicated that he is willing and able to serve as a director. If for any unforeseen cause he should decline or be unable to serve, the proxies will be voted to fill such vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

Directors

The following table sets forth information regarding each nominee for election as director and each director whose term of office will continue after the Annual Meeting:

                                                                                                      To Be Elected to
                                                                                                       Serve Until the
          Name                            Position with the Company                     Age           Annual Meeting in

Leonard Petersen                                   Director                              40                 1999
(1)(3)

Michael J. Smith                  President, Chief Executive Officer, Chief              47                 1997
(2)(4)                                  Financial Officer and Director

Lawrence E. Beard                                  Director                              58                 1997
(1)(2)(3)

Jimmy S.H. Lee                        Chairman of the Board and Director                 38                 1998
(3)(4)

Rene Randall (3)                                   Director                              46                 1998


(1)    Member of Audit Committee
(2)    Member of Loan Committee
(3)    Member of Stock Option and Compensation Committee
(4)    Member of Executive Committee


     Leonard Petersen. Mr. Petersen was appointed as a director in May 1995. Since 1990 he has served as a director and senior officer of Pemcorp Management, Inc. From 1987 to 1990 he was a chartered accountant with Davidson & Company. Mr. Petersen has also served as a director of Similkansen Hydro-Power Ltd. and of SGI Capital Corporation since 1993 and of Vincent Resources Ltd. from 1988 to 1993.

     Michael J. Smith. Mr. Smith was appointed as a director in March 1995, and served as Chairman of the Board until May 26, 1995, at which time he was appointed President and Chief Executive Officer. In June 1995, Mr. Smith also assumed the duties of Chief Financial Officer. He is officer and director of Ballinger, the Company's largest shareholder. He is also a Trustee of Mercer International, Inc. ("MII") and has been the Executive Vice President, Chief Financial Officer and Secretary of MII since 1988. Mr. Smith was one of the founders of Prentiss Howard Group, a company organized in 1979 which assists domestic and international companies with investments, mergers and acquisitions. Mr. Smith is also President and a director of Arbatax International, Inc. ("Arbatax"), which owns all of the outstanding shares of Ballinger and all of the outstanding shares of Preferred Stock of the Company.

     Lawrence E. Beard. Mr. Beard was elected a director of the Company in June 1993. He has been the owner since 1970 of a Southern California based, worldwide operating, rigging and construction firm, Coast Machinery Movers; a commercial and industrial construction firm, CB Construction; an equipment leasing, purchase and sale firm, Beard Equipment Company; and a major shareholder of a magnet manufacturing firm, AZ Industries. Mr. Beard serves on the Board of Directors of all of the above companies. Mr. Beard served as a director of Conversion Industries Inc. ("Conversion") from 1987 to 1991.

     Jimmy S.H. Lee. Mr. Lee has been a director of the Company since March 1995, and was elected Chairman of the Board of Directors on May 26, 1995. Mr. Lee has been the Chairman and President of MII since 1992 and a Trustee and officer of MII since 1985, becoming its Chairman in 1988 and, in addition, its President in 1992. Since 1989, Mr. Lee has also been the Chairman and a Director of Arbatax, which owns all of the outstanding shares of Ballinger and all of the outstanding shares of Preferred Stock of the Company.

     Rene Randall. Mr. Randall was elected to the Board of Directors of the Company in September 1996. Mr. Randall has held various administrative and executive positions with MII and its affiliated companies since 1985. He is a director of Conqueror Holdings Ltd., a British Columbia merchant banking company.

     There are no material relationships between any companies of which Messrs. Smith, Lee or Randall are an officer or director and any company of which Mr. Beard or Mr. Petersen is an officer or director.


Meetings of the Board

The Board held one meeting in fiscal 1996 at which all of the active directors attended. The Board also formally acted 12 times in fiscal year 1996 through written consents. Non-employee directors receive an annual retainer of $6,000 and do not receive additional compensation for attending meetings of the Board. Employee directors receive no compensation for attending meetings of the Board. The directors also receive periodic grants of stock options issued under the Company's 1993 Stock Option Plan.


Committees of the Board

Audit Committee. Directors Beard and Petersen currently comprise the Audit Committee, which oversees the financial controls of the Company and interfaces with the Company's outside auditors to monitor the compliance by the Company with financial disclosure laws and regulations. This committee did not meet during fiscal year 1996.

     Stock Option and Compensation Committee. Directors Beard, Lee and Petersen comprised the Stock Option and Compensation Committee during the 1996 fiscal year and are charged with developing and monitoring the

     Company's  executive   compensation  and  stock  option  activities.   This
committee did not meet during fiscal year 1996. Mr. Randall replaced Mr. Lee on this committee in September 1996.

Executive Committee. Directors Lee and Smith comprise the Executive Committee. The Executive Committee is authorized to exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board. Mr. Zanatta, the Company's Vice President and Secretary, is also invited to sit in on meetings of the committee. This committee did not meet or act during fiscal year 1996.

Executive Officers

The following individuals are executive officers of the Company who are not directors. Pertinent information relating to these individuals is set forth below. There are no family relationships between any of the officers. All of the following officers hold their respective offices at the pleasure of the Board of Directors.

                                                                                                             With the
Name                                          Age      Company Position and Offices                       Company Since
-----------------------------------------------------------------------------------------------------------------------------

L.P. "Roy" McCann                             60       Executive Vice President                                1993

Roy Zanatta                                   31       Vice President and Secretary                            1995


Background of Officers

     L.P. "Roy" McCann. Mr. McCann was elected as a director and appointed President and Chief Executive Officer of the Company upon its formation in June 1993. He commenced full-time employment with the Company on July 1, 1993. On May 26, 1995, Mr. McCann resigned as director, President and Chief Executive Officer and assumed his current duties as Executive Vice President. From July 1985 to June 1993 Mr. McCann was employed by South Bay Bank, 2200 Sepulveda Boulevard, Torrance, California.

     Roy Zanatta. Roy Zanatta first joined the Company as Secretary in March 1995 and became a Vice President in May 1995. Mr. Zanatta is also currently an independent consultant, and has been associated with MII in various capacities since 1993. During 1992 and 1993 he was employed as a management consultant by the British Columbia Hydro and Power Authority, a major electric utility. From 1991 to 1992 he was employed as a project manager with the Canadian Standards Association. Mr. Zanatta earned a B.A.Sc. degree in 1987 from the University of British Columbia, and an M.B.A. from McGill University in 1991. Mr. Zanatta was appointed Secretary of Arbatax in April 1996 and a director of Arbatax in October 1996.

Compliance with Section 16(a) of the Exchange Act

Based solely upon the Company's review of the reports filed with the Securities and Exchange Commission ("SEC") by the Company's current and former officers, directors and 10 percent shareholders for the period July 1, 1995 to June 30, 1996, the Company believes that all such required reports were filed on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth information concerning total compensation earned or paid during the 1996 fiscal year to each of the Chief Executive Officer, the Company's current executive officers who received in excess of $100,000 in salary and bonus in fiscal 1996 and the Company's Chief Executive Officer (collectively, the "Named Executive Officers").

Summary Compensation Table

                                                                                                            Options
                Name and Principal Position                       Year              Salary             Number of Shares

Michael J. Smith (1)                                              1996                ---                     ---
       President, Chief Executive Officer and Chief               1995                ---                     ---
       Financial Officer                                          1994                ---                     ---

Roy Zanatta (2)                                                   1996               125,000                  ---
       Vice President and Secretary                               1995                ---                     ---

L.P. "Roy" McCann                                                 1996               130,000                  ---
       Executive Vice President (3)                               1995               130,000                  50,000 (4)
                                                                  1994               130,000                  50,000


-------------
     (1) Mr.  Smith  did not  receive  any  compensation  from the  Company  for services as an executive  officer in fiscal 1995 and 1996. Mr. Smith did however receive the $6,000  annual fee for service as a director in each of these years.
Mr.  Smith  declined to accept the grant of stock  options for 25,000  shares of
Common Stock which are automatically  granted to each nonemployee  director upon appointment to the Board of Directors.

     (2) Mr. Zanatta's compensation is paid to a company controlled by him for consulting fees and expense reimbursements.

     (3) Mr. McCann entered into a five year employment agreement with the Company commencing July 1, 1993. The agreement provides that Mr. McCann will receive an annual base salary of $130,000 and will participate in the Company's stock option and profit sharing plans. The employment agreement provides that amounts payable to Mr. McCann pursuant to the Company's Profit Sharing Plan will be determined by the Board of Directors based on the profitability of the Company but in no event will such amount exceed 300% of Mr. McCann's base salary. On May 26, 1995, Mr. McCann resigned as a director, President and Chief
Executive Officer and assumed the position of Executive Vice President, on a part time basis.

     (4) The 50,000  stock  options  previously  granted  in fiscal  1994 to Mr.
McCann were repriced by the Stock Option and Compensation Committee to $1.81 on July 21, 1994, due to the decline in the market price of the Common Stock.


Grants of Stock Options

       The following table sets forth information concerning the award of stock options to the Named Executive Officers during the year ended June 30, 1996.


                             Option Grants in the Last Fiscal Year

                            Number of          % of Total
                            Securities         Options/SAR
                            Underlying         Granted to         Exercise or
                           Options/SAR        Employees in        Base Price       Expiration
         Name                Granted           Fiscal Year          ($/Sh)            Date
Michael J. Smith                0                   0                 N/A              N/A

L.P. "Roy" McCann               0                   0                 N/A              N/A



Fiscal Year End Option Table

       The table below sets forth information regarding unexercised options held by each of the Named Executive Officers as of June 30, 1996.

                          Fiscal Year-End Option Values


                                                     Number of Options                      Value of In-the-Money
                                                    at Fiscal Year End                   Options at Fiscal Year End
                 Name                            Exercisable/Unexercisable              Exercisable/Unexercisable(1)

Michael J. Smith                                         ---/---                                  ---/---

L.P. "Roy" McCann                                        50,000/0                                  $0/$0

-------------
     (1) The calculation of the value of in-the-money options at fiscal year end was based on the closing price of the Common Stock on June 28, 1996 of $1.31.


Profit Sharing Plan

As an incentive to key employees who contribute to the success of the Company, the Board of Directors adopted a profit sharing plan ("Profit Sharing Plan") to enable key employees and directors to participate in the Company's success as reflected by its earnings. The Board of Directors recently amended the Profit Sharing Plan to provide that it is to be funded by crediting the Incentive Fund under the Profit Sharing Plan with 10% of pre-tax earnings for fiscal 1996, 7.5% for fiscal 1997 and 5.0% for each fiscal year thereafter. The Plan is administered by the Stock Option and Compensation Committee of the Company's Board of Directors. Selection to participate in the Profit Sharing Profit Sharing Plan and the amount to be awarded under the Plan is determined by the Committee upon the recommendation of the Company's Chairman and the President and Chief Financial Officer. For the fiscal year ended June 30, 1996, no payments were made by the Company pursuant to the Profit Sharing Plan.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth, as of October 28, 1996, the information with respect to Common Stock and Preferred Stock ownership of each person known by the Company to own beneficially more than 5% of the shares of the Common Stock or Preferred Stock, each of the Named Executive Officers, each director, and all officers and directors as a group. This does not include holders holding in "street" and "nominee" name. Except as noted, the persons named have sole voting and investment power with respect to all of the shares of Common Stock and Preferred Stock owned by them.

                                                              Number of Shares
                                                             Beneficially Owned
                Name and Address                         Directly or Indirectly (1)            Percent of Class (2)
                ----------------                         --------------------------            --------------------

                                                            Preferred          Common



Gibralt Holdings Ltd.                                                              414,150             11.8%
1177 West Hastings Street, Suite 2000
Vancouver, British Columbia V6E 2K3

Ballinger Corporation                                                              940,900             26.8
700 West Georgia Street, Suite 1900
Vancouver, British Columbia V7Y 1G5

Arbatax International, Inc.                                 3,000,000           940,900(3)             47.9
64 Brandschenke Strasse
Zurich, Switzerland

Michael J. Smith                                         3,000,000(4)           940,900(4)             47.9
400 Burrard Street, Suite 1250
Vancouver, British Columbia V6C 3A6

L.P. "Roy" McCann                                                                   62,100              1.8
2121 Avenue of the Stars, 22nd Floor
Los Angeles, California  90067

Rene Randall                                                                             0               0
400 Burrard Street, Suite 1250
Vancouver, British Columbia V6C 3A6

Jimmy S.H. Lee                                           3,000,000(4)           940,900(4)             47.9
64 Brandschenke Strasse
Zurich, Switzerland

Leonard Petersen                                                                    25,000              0.7
609 Granville Street, Suite 1270
Vancouver, British Columbia V7Y 1G6

Lawrence E. Beard                                                                   33,000              0.9
2431 Chico Avenue
South El Monte, California 91733

Roy Zanatta                                                 3,000,000           940,900(4)             47.9
400 Burrard Street, Suite 1250
Vancouver, B.C. V6C 3A6

All Directors and Officers as a group                       3,000,000         1,061,000(4)             50.0
(7 persons)

-------------



     (1) Includes shares subject to outstanding stock options exercisable within 60 days of October 28, 1996, as follows: L.P. "Roy" McCann (50,000), Lawrence
E. Beard (25,000), Leonard Petersen (25,000), and directors and officers as a group (100,000).

     (2) Percentage ownership is based on shares owned (including shares subject to outstanding stock options exercisable within 60 days of October 28, 1996), divided by total shares outstanding plus, for each person, the shares that person has the right to acquire within 60 days of October 28, 1996, adjusted to give effect to the voting power attributable to the Preferred Stock.

     (3) Arbatax is the sole shareholder of Ballinger and, pursuant to the rules of the SEC, is deemed to be the indirect beneficial owner of all of the shares owned by Ballinger.

     (4) Includes the 940,900 shares of Common Stock owned directly by Ballinger, for which Mr. Smith serves as an officer and sole director, and indirectly by Arbatax, and the 3,000,000 shares of Preferred Stock owned directly by Arbatax, for which Mr. Smith serves as President and a director, Mr.
Zanatta serves as Secretry and a director and Mr. Lee serves as Chairman and a director, and of which shares Mr. Smith, Mr. Zanatta and Mr. Lee are deemed to be the indirect beneficial owners pursuant to the rules of the SEC. Mr. Smith, Mr. Zanatta and Mr. Lee each disclaim beneficial ownership of all of such shares.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Ballinger Corporation

On March 22, 1995, MII and the Company entered into a Stock Purchase Agreement in which MII agreed to purchase 715,000 shares of Common Stock for $1,673,000. The transaction was completed and the shares issued to MII on March 27, 1995. In June 1995, the Company reimbursed MII approximately $79,000 for certain transaction expenses incurred in connection therewith. Prior to completion of the sale of the 715,000 shares to MII, MII owned 225,900 shares of the outstanding Common Stock, representing approximately 11.3% of the total shares outstanding. The issuance of the 715,000 shares increased such ownership to approximately 34.6%.

As part of the Stock Purchase Agreement, MII agreed to make available to the Company a line of credit to be used exclusively for restructuring, refinancing or repurchasing the Company's outstanding Bonds. Advances under the credit line may be made in MII's sole discretion. The Stock Purchase Agreement provides that MII would be issued stock purchase warrants in the event the credit line were drawn down upon by the Company. As of the date hereof, the Company has not drawn on the credit line and no warrants have been issued to MII. The Company does not believe that MII is presently willing to approve any advances under the credit line.

In addition, as provided under the terms of the Stock Purchase Agreement, the Company appointed two persons designated by MII to the Board: Jimmy S.H. Lee, Chairman, President and a Trustee of MII, and Michael J. Smith, Executive Vice President, Chief Financial Officer, Secretary and a Trustee of MII. On May 26, 1995, Mr. Lee became Chairman of the Board of Directors of the Company and Mr. Smith became President and Chief Executive Officer. Mr. Smith also currently serves as the Company's Chief Financial Officer. Mr. Smith also serves as an officer and as the sole director of Ballinger. Both MII and Arbatax are publicly held companies with securities registered under Section 12(g) of the Securities Exchange Act of 1934.

As part of a plan to reduce its financial services activities, in July 1995 MII sold all of its 940,900 shares of Common Stock to Ballinger for the aggregate purchase price of $2,245,420. The purchase price was paid with a promissory note with a term of one year bearing interest at the prime rate of Bank of America as published from time to time plus two percentage points. Ballinger paid this note in full in December 1995. As part of the agreement with Ballinger, MII agreed that Michael Smith would remain involved with the Company so long as Ballinger retains its ownership interest in the Company. There are no other relationships between MII and Ballinger or Mr. Frederick Wong, Ballinger's former sole shareholder, nor are there any relationships between Jimmy S.H.

     Lee and either Ballinger or Mr. Wong. Mr. Wong sold all of his shares in Ballinger for cash to Arbatax International, Inc. in June 1996.

Agreements with Arbatax and MII

     During the year ended June 30, 1996, the Company paid an aggregate of $456,000 in fees to Arbatax, MII and a third affiliate for accounting and administrative services provided to the Company and reimbursement for office expenses.

Arbatax purchased 3,000,000 shares of Preferred Stock from the Company for $6,000,000 cash.

     The  Company   purchased   60,000  shares  of  preferred   stock  of  Logan
International Corp. for $6,000,000 cash. Arbatax owns 49.9% of the outstanding Common Stock of Logan International Corp.

                                  ANNUAL REPORT

The Company's Annual Report which contains audited financial statements for the fiscal year ended June 30, 1996 accompany or have preceded the mailing of this Proxy Statement. Upon the written request of any person who represents in such request that such person is an owner of record of the Company's shares on the Record Date, the Company will send such person, without charge, a copy of the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, including financial statements, which the Company has filed with the SEC. Upon written request and payment of a copying charge of $0.20 per page, the Company will also furnish to any such shareholder a copy of the exhibits to the Annual Report on Form 10-KSB. The written request must be directed to the attention of Roy Zanatta, Corporate Secretary of the Company, 400 Burrard Street, Suite 1250, Vancouver, British Columbia, Canada V6C 3A6. Such reports are not part of the Company's soliciting material.

                                  OTHER MATTERS

The Company has received no notice of any other items submitted for consideration at the meeting except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval. The Board of Directors neither knows of, nor contemplates, any other business to be presented for action by the shareholders at the meeting.

The next annual meeting is expected to be held during December, 1997. Any shareholder proposal intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's proxy materials by June 30, 1997.

                       By Order of the Board of Directors


                       Roy Zanatta
                       Secretary
                       Vancouver, British Columbia


October 28, 1996


Please complete, date, and sign the enclosed proxy and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States.